EXECUTION COPY

SERIES C PREFERRED SHARES SUBSCRIPTION AGREEMENT

HUKUI BIOTECHNOLOGY CORPORATION
互貴生物科技股份有限公司

September 23, 2020

SERIES C PREFERRED SHARES SUBSCRIPTION AGREEMENT

This Series C Preferred Shares Subscription Agreement (the "**Agreement**") is made as of September 23, 2020 by and between Hukui Biotechnology Corporation 互貴生物科技股份有限公司, a company incorporated under the laws of Samoa (the "**Company**") and the entity whose name are set forth in the Exhibit C (the "**Purchaser**").

WHEREAS, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

1. Purchase and Sale of Shares.

1.1 Sale and Issuance of Shares.

The Company shall adopt and file with the relevant authority on or before the Closing (as defined below). The Amended and Restated Memorandum and Articles of Association in the form of Exhibit A attached to this Agreement.

The Company shall have authorized the sale and issuance to the Purchasers of up to an aggregate of 200,000 shares of the Company's Series C Preferred Shares, par value US$10 (the "**Series C Preferred Shares**" or "**Shares**") at a cash purchase price of US$10 ("**Purchase Price**") per share, for an aggregate consideration of up to US$2,000,000 (the "**Investment Amount**"). The Company agrees to sell to Purchaser at the Closing, and Purchaser agrees, subject to terms and conditions of this Agreement, to subscribe for at the Closing, the number of Series C Preferred Shares set forth opposite such Purchaser's name on Exhibit C, at the Purchase Price per Share, having the rights, privileges, preferences and restrictions set forth in the Amended and Restated Memorandum and Articles of Association of the Company in substantially the form attached hereto as Exhibit A (the "**Articles**").

1.2 Closing; Delivery and Payment.

(a) Initial Closing. Subject to the confirmation of the Purchaser that Initial Tranche Milestones (as defined below) have been met, the initial tranche (the "**Initial Tranche**"), consisting of the purchase by the Purchaser of 80,000 Shares (the "**Initial Tranche Closing Shares**" and such Closing, the "**Initial Tranche Closing**") in the aggregate amount of US$ 800,000, shall take place following the satisfaction of the milestones set forth on Exhibit E under the heading "Initial Tranche Milestones" (the "**Initial Tranche Milestones**"); provided that a thirty (30) days prior notice from the Company requesting the closing of the Initial Tranche has been delivered to the Purchaser. Notwithstanding the Company's failure to achieve the Initial Tranche Milestones, the

Purchaser may elect by written notice delivered to the Company to purchase all or part of the Initial Tranche Closing Shares in the Initial Tranche Closing. Notwithstanding the foregoing, the Parties acknowledge and agree that the Purchaser does not have sufficient funding and needs to raise capital in order to pay the Investment Amount, including the amount of the Initial Tranche. The Purchaser undertakes to proceed with capital raising activities as soon as possible after the date hereof, and shall use commercially reasonable efforts to procure the funds required for the Initial Tranche Closing, not to be closed after December 15, 2020 and subject the satisfaction of the Initial Tranche Milestones and all other conditions precedent thereto provided for herein.

(b) Second Tranche Closing. Subject to the confirmation of the Purchaser that Second Tranche Milestones (as defined below) have been met, the second tranche (the "**Second Tranche**"), consisting of the purchase by the Purchaser of 60,000 Shares (the "**Second Tranche Closing Shares**" and such Closing, the "**Second Tranche Closing**") in the aggregate amount of US$600,000, shall take place following the satisfaction of the milestones set forth on Exhibit E under the heading "Second Tranche Milestones" (the "**Second Tranche Milestones**"); provided that a thirty (30) days prior notice from the Company requesting the closing of the Second Tranche has been delivered to the Purchaser. Notwithstanding the Company's failure to achieve the Second Tranche Milestones, the Purchaser may elect by written notice delivered to the Company to purchase all or part of the Second Tranche Closing Shares in the Second Tranche Closing.

(c) Third Tranche Closing. Subject to the confirmation of the Purchaser that Third Tranche Milestones (as defined below) have been met, the Third tranche (the "**Third Tranche**"), consisting of the purchase by the Purchaser of 60,000 Shares (the "**Third Tranche Closing Shares**" and such Closing, the "**Third Tranche Closing**") in the aggregate amount of US$600,000, shall take place following the satisfaction of the milestones set forth on Exhibit E under the heading "Third Tranche Milestones" (the "**Third Tranche Milestones**"); provided that a thirty (30) days prior notice from the Company requesting the closing of the Third Tranche has been delivered to the Purchaser. Notwithstanding the Company's failure to achieve the Third Tranche Milestones, the Purchaser may elect by written notice delivered to the Company to purchase all or part of the Third Tranche Closing Shares in the Third Tranche Closing.

(d) The closing of the sale and purchase of Shares under this Agreement (the "**Closing**") shall take place remotely via the exchange of documents and signatures on the date as agreed by the parties. In the event there is more than one closing, the term "**Closing**" shall apply to

each such closing, including the Initial Closing, unless otherwise specified.

(e) Within five (5) business days following each Closing, subject to the terms and conditions hereof, the Company shall deliver to the Purchaser a certificate representing the number of Shares being purchased at such Closing by the Purchaser, against payment of the purchase price paid to the account designated by the Company as set forth in Exhibit B.

1.3 Use of Proceeds. The parties agree that all of the Investment Amount shall be used by the Company to finance the Company's operations in its ordinary course of business.

1.4 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

"**Affiliate**" means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

"**Articles**" means the Amended and Restated Memorandum and Articles of Association of the Company and as amended from time to time.

"**Material Adverse Effect**" means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company or its subsidiaries, as applicable.

"**Ordinary Shares**" means ordinary shares of par value of US$0.01 each in the capital of the Company, with terms as set forth in the Articles.

"**Person**" means any individual, corporation, partnership, trust, limited liability company, association or other entity.

"**Series A Preferred Shares"** means series A preferred shares of par value of US$1.00 each in the capital of the Company, with terms as set forth in the Articles.

"**Series B Preferred Shares"** means series B preferred shares of par value of US$3.00 each in the capital of the Company, with terms as set forth in the Articles.

"**Series C Preferred Shares"** means series C preferred shares of par value of US$10.00 each in the capital of the Company, with terms as set forth in the Articles.

"**Shares**" means the shares of Series C Preferred Shares issued at the Closing.

"**Transaction Documents**" means this Agreement and other agreements between Company and Purchaser and the legal documents relating to the issuance and subscription of Series C Preferred Shares, including but not limited to the Articles.

2. Representations and Warranties of the Company**.** The Company hereby represents and warrants to Purchaser that the following representations are true and complete as of the date of the Closing, except as otherwise indicated.

2.1. Organization, Good Standing, Corporate Power and Qualification. The Company is a company duly incorporated, validly existing and in good standing under the laws of Samoa and has all requisite corporate power and authority to own its property and carry on its business as presently conducted and as proposed to be conducted, to execute and deliver this Agreement, to issue and sell the Shares issuable upon conversion of the Series C Preferred Shares and to perform its obligations pursuant to this Agreement and the Articles. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2. Capitalization. The authorized capital of the Company consists, immediately prior to the Initial Tranche Closing (after giving effect to the filing of the Company's Amended and Restated Articles), of:

(a) 4,531,250 Ordinary Shares with a par value of US$0.01, 750,000 shares of which have been issued and outstanding prior to the Initial Tranche Closing.

(b) 750,000 Series A Preferred Shares with a par value of USD1.00, all of which have been issued and outstanding prior to the Initial Tranche Closing. The rights, privileges and preferences of the Series A Preferred Shares are as stated in the Articles and as provided by the applicable law of the jurisdiction of the Company's formation.

(c) 1,781,250 Series B Preferred Shares with a par value of USD3.00, all of which have been issued and outstanding prior to the Initial Tranche Closing. The rights, privileges and preferences of the Series B Preferred Shares are as stated in the Articles and as provided by the applicable law of the jurisdiction of the Company's formation.

(d) 1,000,000 Series C Preferred Shares with a par value of USD10.00, 230,000 shares of which will be issued and outstanding immediately prior to the Initial Tranche Closing. The rights, privileges and preferences of the Series C Preferred Shares are as stated in the Articles and as provided by the applicable law of the jurisdiction of the Company's formation.

(d) The rights, preferences, privileges and restrictions of the shares are as stated in the Articles.

2.3. Subsidiaries. Except for the subsidiaries and Affiliates as disclosed in Exhibit D, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4. Authorization. All corporate action required to be taken by the Company's Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Documents, and to issue the Shares at the applicable Closings and the Ordinary Shares issuable upon conversion of the Shares, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Documents, the performance of all obligations of the Company under the Transaction Documents to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. The Transaction Documents, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms

2.5. Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. The Shares will be issued in compliance with all applicable federal and state securities laws. The Ordinary Shares issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Articles, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable federal and state securities laws and liens or encumbrances created by or imposed by the Purchaser. The Ordinary Shares issuable upon conversion of the Shares will be issued in compliance with all applicable securities laws.

2.6. Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for the filing of the Restated Articles,

which will have been filed as of the Closing.

2.7. Litigation. There is no claim, action, suit, proceeding, arbitration, complaint or charge pending or to the Company's knowledge, currently threatened in writing (i) against the Company or any officer, director or employee of the Company; or (ii) to the Company's knowledge, that questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Documents. Neither the Company nor, to the Company's knowledge, any of its officers, directors or employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their services provided in connection with the Company's business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

2.8. Intellectual Property. The Company owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all Company intellectual property without any known conflict with, or infringement of, the rights of others. To the Company's knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. There are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company intellectual property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company's business. To the Company's knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company. Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company's business as now conducted and as presently proposed to be conducted. The Company has not embedded any open source, copy left or community source code in any of its products generally available or in development, including but

not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement. For purposes of this Subsection 2.8, the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

2.9. Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its certificate of incorporation, as amended, or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party, or, (v) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10. Agreements; Actions.

(a) There are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000, (ii) the license of any material patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $100,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of subsection (b) of this Subsection 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for

the purpose of meeting the individual minimum dollar amounts of such subsection.

2.11. Certain Transactions. Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the purchase of shares of the Company's Ordinary Shares and the issuance of restricted stock and options to purchase shares of the Company's Ordinary Shares, in each instance, approved in the written minutes of the Board of Directors, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or employees, or any Affiliate thereof.

(a) The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company's directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company's knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company's customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers or employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company or (iii) financial interest in any material contract with the Company.

2.12. Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

2.13. Material Liabilities. The Company has no liability or obligation, absolute or contingent (individually or in the aggregate), except (i) obligations and liabilities incurred after the date of incorporation in the ordinary course of business that are not material, individually or in the aggregate, and (ii) obligations under contracts made in the ordinary course of business that would

not be required to be reflected in financial statements.

2.14. Changes. Since October 8, 2013 there has not been:

(a) any change in the assets, liabilities or financial condition of the Company, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) any resignation or termination of employment of any officer or employee of the Company;

(h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets;

(i) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k) any sale, assignment or transfer of any Company intellectual property that could reasonably be expected to result in a Material Adverse Effect;

(l) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m) to the Company's knowledge, any other event or condition of any character, other than events affecting the economy or the Company's industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(n) any arrangement or commitment by the Company to do any of the things described in this Subsection 2.14.

2.15. Employee Matters.

(a) To the Company's knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee's ability to promote the interest of the Company or that would conflict with the Company's business. Neither the execution or delivery of the Transaction Documents, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as now conducted and as presently proposed to be conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(b) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

(c) To the Company's knowledge, no employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as an employee, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. The Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(d) The Company has not made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Company's board of directors.

(e) Each former employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

(f) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

2.16. Tax Returns and Payments. There are no federal, state, county, local or foreign taxes dues and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.17. Employee Agreements. Each current and former employee, consultant and officer of the Company has or will execute an agreement with the Company regarding confidentiality and proprietary information (the "Confidential Information Agreements"). No current or former employee has or will exclude works or inventions from his or her assignment of inventions pursuant to such Confidential Information Agreement. Each current and former employee has or will execute a non-competition and non-solicitation agreement. The Company is not aware that any of its employees is in violation of any agreement covered by this Subsection 2.17.

2.18. Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.19. Corporate Documents. The certificate of incorporation, as amended, and Articles of the Company are in the form provided to the Purchaser.

2.20. Disclosure. The Company has made available to the Purchaser all the information reasonably available to the Company that the Purchaser have requested for deciding whether to acquire the Shares.

3. Representations and Warranties of the Purchaser. Purchaser hereby, severally and not jointly represents and warrants to the Company, that:

3.1. Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement to which such Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

3.2. No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

4. Conditions to the Purchaser's Obligations at Closing. The obligations of the Purchaser to purchase Shares at the Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects as of such Closing.

4.2. Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

4.3. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of Samoa, the Republic of China, the United States or of any U.S. state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

4.4. Articles. The Company shall have filed the Articles in the form of Exhibit A attached to this Agreement with the Register of International and Foreign Companies in Samoa on the Closing, which shall continue to be in full force and effect as of the Closing.

4.5. Adoption of Resolutions. The Board of Directors of the Company, immediately prior to the Closing, shall have adopted the resolutions of (i) the update of the register of members of the Company, reflecting the issuance of Series C Preferred Shares of such Closing to the Purchaser and (ii) the update of the register of directors of the Company, reflecting the board re-composition in accordance with the Amended and Restated Memorandum and Articles of Association in the form of Exhibit A attached to this Agreement.

4.6. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

4.7. Due Diligence. Legal, business and financial due diligence result satisfactory to the Purchaser with the assistance of the Company.

4.8. Approval of the investment committee of the Purchaser. The approval and consents of the investment committee of the Purchaser in respect of this Agreement, if any, shall have been obtained.

5. Conditions of the Company's Obligations at Closing. The obligations of the Company to sell Shares to the Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1. Representations and Warranties. The representations and warranties of Purchaser contained in Section 3 shall be true and correct in all material respects as of such Closing.

5.2. Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

5.3. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

6. Other Agreement.

6.1. Non-redeemable. The Company shall in no event redeem the Shares held by the Purchaser without the prior written consent of the Purchaser and the approval of

the shareholders of the Company as required under the Articles and the applicable laws. The Company undertakes to propose at the next shareholders meeting to delete Article 3 of the Articles or amend it such that any redemption of the shares of the Company shall not be undertaken without the prior consent of the holders of such shares, and to make best efforts to procure the passage of such proposal.

7. Miscellaneous.

7.1. Survival of Warranties. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company.

7.2. Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of Samoa without regard to its conflict of laws rules.

7.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.5. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) one (1) day after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt, provided such deposit was made prior to the latest time for acceptance by such company for next business

day delivery. If a notice or other communication is given or delivered on a day which is not a business day or after normal business hours, such notice shall be deemed to be received as of the opening of business on the next following business day. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.6.

7.7. No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.8. Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of any of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which the prevailing party may be entitled.

7.9. Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of least 80.0% of the Shares then issued and outstanding. Any amendment or waiver effected in accordance with this Section 7.9 shall be binding upon the Purchaser and each transferee of the Shares, each future holder of all such securities, and the Company.

7.10. Severability. If any provision of this Agreement shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement which shall remain in full force and effect.

7.11. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or

conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.12. Public Announcements. Neither party to this Agreement will issue any press release or make any other public announcement relating to this Agreement and the purchase of the Shares by the Purchaser, without the prior written consent of the other party, such consent not to be unreasonably withheld. The parties to this Agreement agree to use all commercially reasonable efforts to cooperate with respect to the wording of any such announcement, consistent with their respective legal obligations. Notwithstanding the foregoing, the Purchaser may make such public announcement as may be required pursuant to the Rules and Regulations of the United States Securities and Exchange Commission upon notice to the Company and without its prior consent.

7.13. Entire Agreement. This Agreement (including the Exhibits hereto, if any) and the Articles constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral discussions, negotiations, communications, representations, understandings or agreements relating to the subject matter hereof existing between the parties are expressly superseded and canceled.

- Remainder of Page Intentionally Left Blank -

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"THE COMPANY"
Hukui Biotechnology Corporation

By:

Name:

Date

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"THE Purchaser"

Genufood Energy Enzymes Corp.

By:

Name:

Date:

EXHIBIT A

FORM OF AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

Company No.: 60606

SAMOA

International Companies Act 1988

Amended and Restated

Memorandum

and

Articles of Association

of

Hukui Biotechnology Corporation
互貴生物科技股份有限公司

Incorporated on the 8th day of October, 2013

(As adopted by Special Resolution passed on the 4th day of December, 2019)

Samoa
International Companies Act 1988
(the "Act")

AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION

(As adopted by Special Resolutions passed on the 4th day of December, 2019)

1. The name of the Company is Hukui Biotechnology Corporation 互貴生物科技股份有限公司.

2. The authorized share capital of the Company is USD16,139,062.5 divided into (i)4,531,250 Ordinary Shares with a par value of USD0.01 each, having the rights, powers, privileges and restrictions, qualifications, and limitations as set out in the Memorandum and these Articles ("Ordinary Shares"); (ii)750,000 Series A Preferred Shares with a par value of USD1.00 each, having the rights, preference, powers, privileges and restrictions, qualifications, and limitations as set out in the Memorandum and these Articles ("Series A Preferred Shares"); and (iii) 1,781,250 Series B Preferred Shares with a par value of USD3.00 each, having the rights, preference, powers, privileges and restrictions, qualifications, and limitations as set out in the Memorandum and these Articles ("Series B Preferred Shares" or "Series B Preferred"); and (iv) 1,000,000 Series C Preferred Shares with a par value of USD10 each, having the rights, preference, powers, privileges and restrictions, qualifications, and limitations as set out in the Memorandum and these Articles ("Series C Preferred Shares" or "Series C Preferred") Preferred Shares shall mean the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares of the Company.

3. The resident agent of the Company is SERTUS INCORPORATIONS (SAMOA) LIMITED.

4. The registered office of the Company is Sertus Chambers, P.O. Box 603, Apia, Samoa.

5. Shares in the Company shall only be issued as registered shares.

6. The liability of members of the Company is limited.

7. The powers contained in Schedule 1 of the Act shall not apply and the Powers annexed hereto and called Schedule 1 are hereby adopted.

8. The Articles contained in Table A of Schedule 2 of the Act shall not apply and the Articles annexed hereto and called Schedule 2 are hereby adopted.

9. The Company may by a special resolution of members or by a resolution of directors have the power to amend any of the conditions contained in this Memorandum of Association in any way which may be permitted by law except for an alteration to share capital which may only be amended by a special resolution of members.

10. The Subscriber to this Memorandum desires to form a Company in pursuance of this Memorandum and agrees to take the number and class of shares in the capital of the Company set out opposite its name.

SUBSCRIBER

Name and Address	Number of shares	Class	Signature or Seal
OFFSHORE INCORPORATIONS (SAMOA) LIMITED Offshore Chambers, P.O. Box 217, Apia, Samoa	One (1)	Ordinary	OFFSHORE INCORPORATIONS (SAMOA) LIMITED By its nominee:

8th day of October, 2013

10297

SCHEDULE 1

(Section 20 of the Act)

POWERS OF AN INTERNATIONAL COMPANY

1. To carry on any business, other than a business which it is prohibited by the Act or the regulations from carrying on, which may seem to the Company capable of being conveniently carried on or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights.

2. To enter into or be a party to any transaction or document.

3. To acquire, hold, dispose of or deal with any information or rights or property of any kind.

4. To acquire, hold, dispose of or deal with the whole or any part of the undertaking of any other Company, association or business.

5. To dispose of or otherwise deal with the whole or any part of its undertaking or business.

6. To assume any duties, obligations or liabilities.

7. To acquire any rights or interests.

8. To provide or procure provision of any services.

9. To lend to and borrow.

10. To procure its registration or recognition in any place outside Samoa.

11. To create and extinguish liabilities and rights and interests.

12. To issue shares, debentures and options, and to take shares, debentures and options and to redeem and forfeit the same.

13. To employ or retain person in and about its business or the business of any other Company or person.

14. To give indemnities and guarantees and obtain indemnities and guarantees.

15. To take out insurance of all kinds whether over the property or rights of the Company or not.

16. To promote any other Company.

17. To make gifts, donations and wagers which may lawfully be made whether the same may, or may not, be for the purpose of advancing its business.

18. By way of settlement or other dealing or disposition to give the right to a person not a member of the Company to share in the whole or any part of its gains or profits to the exclusion of its members provided that in exercising such power no distribution of gains or profits shall be made pursuant to such settlement disposition or other dealing which would exceed the amount properly distributable as a dividend or properly capable of being returned as capital surplus were such distribution a distribution to some or to all of the members of the Company.

19. To do any of the things which it may do in association with any other person or Company and as principal or agent or as trustee or for its own benefit.

20. To promote any other business.

21. To distribute any of the property of the Company among the members, in kind or otherwise.

22. To give security by charging uncalled capital.

23. To grant a charge, whether fixed, floating or otherwise, on the undertaking or property of the Company.

24. To procure the Company to be registered or authorized as a body corporate in any place out of Samoa.

25. To make provision in connection with the cessation of the whole or part of the business of the Company, or of any subsidiary of the Company, for the benefit of any subsidiary of the Company, for the benefit of employees or former employees of the Company or of a subsidiary of the Company or for the dependent of such employees or former employees.

26. To do all such things as are incidental or conducive to the exercise of the other powers of the Company.

27. To do all other things which are not prohibited by or under the Act or the regulations made thereunder or otherwise by the laws of Samoa.

SCHEDULE 2

(Section 25 of the Act)

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

Interpretation

1. In these Articles words and expressions, except in so far as the context or subject-matter otherwise indicates or requires, shall have the same meaning as in the International Companies Act 1988 and further:

"Affiliates" means shall mean, with respect to a specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such person, including, without limitation, any general partner, managing member, officer or director of such person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such person; provided that any operating company whose business directly or indirectly competes with the business of the Company, but not any fund or holding vehicle which holds a minority investment in such operating company, shall not be deemed an Affiliate.

"Chaico" means Chaico Investment Corporation.

"Key Shareholder" means Michael Kuo.

"New Securities" means shall mean any equity securities of the Company issued after the Closing, excluding (i) any Ordinary Shares to be issued upon conversion of Preferred Shares; (ii) any securities to be issued in a Qualified IPO; (iii) any securities to be issued under employee stock option plans if applicable; and (iv) any securities to be issued in connection with any share split or share dividend (including those issued in satisfaction of the accruing dividend or other distribution of the Shares), recapitalization or similar transaction for which proportional adjustments are made.

"Original Issue Prices" means, in the case of Series A Preferred Shares, the Series A Original Issue Price, in the case of Series B Preferred Shares, the Series B Original Issue Price, and in the case of Series C Preferred Shares, the Series C Original Issue Price. Series A Original Issue Price means USD1 per share. Series B Original Issue Price means USD3.0 per share issued in 2013 and USD3.2 per share issued in 2019. Series C Original Issue Price means USD10.00 per share.

"Preferred Shares" means the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

"Qualified IPO" means a firmly underwritten initial public offering of Ordinary Share with gross offering proceeds in excess of USD6,000,000, the amount of which may be reasonably adjusted by the board of directors of the Company by considering the market condition.

"Secretary" means any person appointed to perform the duties of a secretary of the Company;

"the Act" means the International Companies Act 1988;

"the office" means the registered office of the Company in Samoa;

"the Seal" means the common seal of the Company.

Issue of Shares

2. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, but subject to the Act, shares in the Company may be issued by the directors, or, in the case of a branch of the Company established outside Samoa, by the directors of the local board, in accordance with the provisions of the Act and any shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the directors, subject to any ordinary resolution of the Company, determine.

Redeemable Shares

3. Subject to the Act and these Articles, any share may be redeemable shares and such shares shall be liable to be redeemed by the Company. Until the directors otherwise resolve, such shares shall be redeemable upon the repayment of the amount paid up thereon. Such shares shall be classified as redeemable shares and shall be referred to as such in any certificate or warrant relating to such shares and in the registered of members; but in no circumstances shall they be redeemable in Samoa currency.

Share Capital and Variation of Rights

4. If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by the terms of issue of the shares of that class, may, whether or not the Company is being wound up, be varied by special resolution of the Company with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meetings shall apply mutatis mutandis, but so that the necessary quorum shall be 2 persons at least holding or representing by proxy one-third of the issued shares of the class and so that any holder of shares of the class present in person or by proxy may demand a poll.

5. The rights conferred upon the holders of shares of any class issued with preferred or other special rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of the further shares ranking equally therewith or in priority thereto.

6. Except as required by law, no person shall be authorized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to authorize, even when having notice thereof, any equitable, contingent, future or partial interest in any share or unit of a share or, except only as by these Articles or by law otherwise provided, any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

7. Every person whose name is entered as a member in the register of members shall be entitled without payment to receive a certificate signed by a director or officer of the Company and under the seal of the Company. In respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

8. The Company shall have a first and paramount lien on every share for all money presently payable in respect of that unpaid share, and the Company shall also have a first and paramount lien on all unpaid shares registered in the name of a single person for all money presently payable by him or his estate to the Company; but the directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company lien, if any, on a share shall extend to all dividends payable thereon.

9. Subject to these Articles, the Company may sell, in such manner as the directors think fit, any shares on which the Company has a lien but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

10. To give effect to any such sale the directors may authorize some person to – transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

11. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall , be paid to the person entitled to the shares at the date of the sale.

Right of First Offer.

12. Subject to these Articles, the Company hereby grants to the holder(s) of Series C Preferred Shares a right of first offer with respect to future sales by the Company of its New Securities. The holder(s) of Series C Preferred Shares may designate as purchasers under such right itself or its partners or Affiliates, including affiliated funds, in such proportions as it deems appropriate.

(a) Subject to these Articles and applicable laws, in the event the Company proposes to offer or sell any New Securities, the Company shall first make an offering of such New Securities to the holder(s) of Series C Preferred Shares.

(b) The Company shall deliver a notice (the "Offer Notice") to the holder(s) of Series C Preferred Shares stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(c) By written notification received by the Company, within twenty (20) calendar days after receipt of the Offer Notice, the holder(s) of Series C Preferred Shares may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the number of Ordinary Share issued and held, or issuable upon conversion of the Series C Preferred Shares (and any other securities convertible into, or otherwise exercisable or exchangeable for, Ordinary Share) then held, by the holder(s) of Series C Preferred Shares bears to the total number of Ordinary Share of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities), or issuable upon conversion of the Series C Preferred Shares. The holder(s) of Series C Preferred Shares may choose to purchase a portion of the shares available to it.

(d) If such New Securities referred to in the Offer Notice are not elected to be purchased or obtained, the Company may, during the sixty (60) day period following the expiration of the period, offer the remaining unsubscribed portion of such New Securities (collectively, the "Refused Securities") to other shareholders of the Company. The other shareholders of the Company may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that portion of such Refused Securities which equals the proportion that the number of Ordinary Share issued and held, or issuable upon conversion of the Preferred Shares (and any other securities convertible into, or otherwise exercisable or exchangeable for, Ordinary Share) then held, by such other shareholders of the Company bears to the total number of Ordinary Share of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities), or issuable upon conversion of the Preferred

Shares, then held by the other shareholders of the Company.

(e) If such New Securities referred to in the Offer Notice are not elected to be purchased or obtained by other shareholders of the Company, the Company may, during the sixty (60) day period following the expiration of the period, offer the remaining unsubscribed portion of such New Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the holder(s) of Series C Preferred Shares.

(f) The right of first offer shall not be applicable to the following events: (i) issuance of Ordinary Share issuable upon conversion of Preferred Shares; (ii) Ordinary Share issued in a Qualified IPO; (iii) the issuance of securities pursuant to the conversion or exercise of warrants or other convertible or exercisable securities outstanding on the date hereof; (iv) securities issued in connection with any share split or share dividend of the Company; (v) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of share or otherwise, as approved by the board of directors of the Company; (vi) the issuance of share, warrants or other securities or rights to persons or entities with collaboration, technology license, development, equipment manufacturing, market or similar agreements or strategic partnership between such persons or entities and the Company, as approved by the board of directors of the Company including the consent of the holder(s) of Series C Preferred Shares, and provided such issuances are for other than primarily capital raising purposes; (vii) any present or future borrowing, line of credit, leasing or similar financing arrangement approved by the board of directors of the Company.

(g) The right of first offer set forth may not be assigned or transferred except that (i) such right is assignable by the holder(s) of Series C Preferred Shares to any of its Affiliate, and (ii) such right is assignable by the holder(s) of Series C Preferred Shares to any other holder(s) of Series C Preferred Shares.

This Article shall terminate upon the consummation of the Company's Qualified IPO.

Calls on Shares

13. The directors may from time to time, in respect of shares having a par value, make calls upon the members in respect of any money unpaid on their shares, whether on account of the nominal value of the shares or by way of premium, and not by the conditions of allotment thereof made payable at fixed times and each member shall, subject to receiving at least 30 days notice specifying the time or times and place of payment, pay to the corporation at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the directors may determine.

14. A call shall be deemed to have been made at the time when the resolution of the directors authorizing the call was passed and may be required to be paid by installments.

15. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

16. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as the directors may determine, but the directors shall be at liberty to waive payment of that interest wholly or in part.

17. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case on non-payment of interest and expenses, forfeiture or otherwise shall apply as if the sum had become payable by virtue of a call duly made and notified.

18. The directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

19. The directors may, if they think fit, receive from any member willing to advance the same all or any part of the money uncalled and unpaid upon any shares held by him, and upon all or any part of the money so advanced may, until the same would, but for the advance become payable, pay interest at such rate not exceeding, unless the members of the Company in general meeting or by writing signed by them shall otherwise direct, 10 percent per annum as may be agreed upon between the directors and the member paying the sum in advance.

Forfeiture of Shares

20. If a member fails to pay any call or installment of a call on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of the call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.

21. The notice shall name a further day, not earlier than the expiration of 30 days from the date of service of the notice, on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

22. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

23. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit.

24. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall notwithstanding remain liable to pay to the Company all money which, at the date of forfeiture, was payable by him to the Company in respect of the shares, together with interest at the rate of 10 percent per annum from the date of forfeiture on the money for the time being unpaid if the directors think fit to enforce payment of such interest, but his liability shall cease to the extent that the Company receives payment of money on respect of the shares.

25. A declaration in writing that the declarant is a director or the secretary of the Company and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

26. The Company may receive the consideration, if any, given for a forfeited share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

27. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

28. The Company shall not be liable to account to the person whose shares have been forfeited as aforesaid for any consideration received by it on the sale or other disposition of the forfeited shares in excess of the liability of that person to the Company and the Company shall be entitled to retain any such excess for its own use and benefit but the directors may resolve to pay any such excess over the person whose shares were forfeited or to his personal representative or assigns.

Transfer of Shares

29. Subject to these Articles, any member may transfer all of any of his shares other than share warrants by instrument in writing in any usual or common form or in any other form which the directors may approve.

The instrument shall be executed by or on behalf of both the transferor and the transferee; and the transferor shall remain the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register of members in respect thereof.

30. Key Shareholder shall not directly or indirectly offer, sell, contract to sell, transfer, grant any option to purchase or otherwise dispose of its legal or beneficial interest, create any encumbrance or enter into an agreement, arrangement, understanding or undertaking of any kind (whether formal or informal and whether express or implied) in its shareholding to the Company over 3 % or with respect to the voting of such. For the avoidance of doubt, Key Shareholder shall maintain an effective shareholding (directly or indirectly, and on fully diluted basis) in the Company of not less than 3 % at any time.

31. The instrument of transfer must be lodged for registration by the Company together with the certificate of the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer, and thereupon the Company shall subject to the powers vested in the directors by these Articles register the transferee as a shareholder and retain the instrument of transfer.

32. No transfer of shares shall be authorized unless the transfer has been approved by the Board of Directors.

Right of First Refusal and Right of Co-sale

33. The sale of shares of the Company held by the shareholder ("Selling Shareholder") shall be made subject to a Right of First Refusal Agreement (with certain standard mutually agreeable exceptions) with the Company and certain holders of Preferred Shares such that the Selling Shareholder shall not sell, transfer, or exchange his share unless the Company is given the opportunity to purchase the offered securities first, and, to the extent the Company does not exercise such right, each holder of Series B Preferred Shares and Series C Preferred Shares shall have the opportunity to purchase the offered securities on a pro-rata basis with other holders of Preferred Shares. This right of first refusal shall not apply to and shall be terminated upon Company's Qualified IPO.

34. Intentionally Deleted

35. Subject to these Articles, each holder of Series B Preferred Shares and each holder of Series C Preferred Shares will have a pro-rata co-sale right to participate, along with other holders of Series B Preferred Shares and each holder of Series C Preferred Shares, in the sale of any shares of the Company held by the Key Shareholder. This co-sale right shall not apply to and shall be terminated upon Company's Qualified IPO.

36. Notwithstanding the preceding Articles or anything to the contrary herein, the right of first refusal and right of co-sale set forth in these Articles shall not apply to (a) any transfer of shares by (i) the selling member to the selling member's ancestors, descendants, spouse or siblings, or to any personal holding company, custodian or trusts for the benefit of such persons or the selling member or to the selling member's Affiliates (each such transferee a "Permitted Transferee", and collectively, the "Permitted Transferees"); provided that the selling member shall remain liable for any breach by such Permitted Transferee of any provision of the Articles and the applicable restriction agreements; or (ii) any such personal holding company, custodian or trust to the selling member or the selling member's ancestors, descendants, spouse or siblings; (b) any transfer of shares by way of bequest or inheritance upon death; (c) any sale of Shares pursuant to a Deemed Liquidated Event or an Qualified IPO; or (d) the transfer of shares pursuant to the drag-along clauses under Article 37, provided that with respect to (a) and (b) above, the selling member shall describe in reasonable detail the basis for his determination that such transfer of shares is exempt from the obligations of right of first refusal and right of co-sale. Any shares transferred pursuant to this Article 36 shall remain shares that are subject to the restrictions set forth in Article 30.

Drag-Along Right.

37. If (i) any person or entity (other than a holder of the Preferred Shares or any Affiliate thereof) offers to acquire all or substantially all of the assets or business of the Company by merger, sale of assets or otherwise, or offers to acquire fifty percent (50%) or more of the capital share with voting power, (any of the above transactions a "Drag Along Transaction"), (ii) the value of the Drag Along Transaction is no less than USD30,000,000, and (iii) the Drag Along Transaction is approved by the holders of at least fifty percent (50%) of the outstanding Preferred Shares, the Company shall cause all of the members vote all of their share in favor of the Drag Along Transaction; provided, however that if the value of the Drag Along Transaction is less than USD30,000,000, all of the members do not have to vote all of their share in favor of the Drag Along

Transaction unless the Drag Along Transaction is approved by the holders of at least seventy-five percent (75%) of the outstanding Preferred Shares.

38. Notwithstanding the preceding Article, a member will not be required to comply in connection with the Drag Along Transaction unless:
   (a) any representations and warranties to be made by such member in connection with the Drag Along Transaction are limited to representations and warranties relating to authority, ownership and the ability to convey title to such member's share, including, without limitation, representations and warranties that (i) the member holds all right, title and interest in and to the share such member purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the member in connection with the Drag Along Transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the member have been duly executed by the member and delivered to the acquirer and are enforceable against the member in accordance with their respective terms, and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the member's obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency by which such member is subject or bound;
   (b) the member is not liable for the inaccuracy of any representation or warranty made by any other person in connection with the Drag Along Transaction, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any member of any identical representations, warranties and covenants provided by all members);
   (c) the liability for indemnification, if any, of such member in the Drag Along Transaction and for the inaccuracy of any representations and warranties made by the Company or its members in connection with such Drag Along Transaction, is several and not joint with any other person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any member of any of identical representations, warranties and covenants provided by all members), and is pro rata in proportion to, and does not exceed, the amount of consideration paid to such member in connection with such Drag Along Transaction;
   (d) maximum liability shall be limited to such member's applicable share (determined based on the respective proceeds payable to each member in connection with the Drag Along Transaction) of a negotiated aggregate indemnification amount that applies equally to all members but that in no event exceeds the amount of consideration otherwise payable to such member in connection with the Drag Along Transaction, except with respect to claims related to fraud by such member, the liability for which need not be limited as to such member; and
   (e) upon the consummation of the Drag Along Transaction (i) each holder of each class or series of the Company's share will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of share, (ii) each holder of a series of Preferred Shares will receive the same amount of consideration per share of such series of Preferred Shares as is received by other holders in respect of their shares of such same series, (iii) each holder of Ordinary Share will receive the same amount of consideration per share of Ordinary Share as is received by other holders in respect of their shares of Ordinary Share, and (iv) the aggregate consideration receivable by all holders of the Preferred Shares and Ordinary Share shall be allocated among the holders of Preferred Shares and Ordinary Share on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Shares.

Transmission of Shares

39. In case of the death of a member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons authorized by the Company as having any title to this interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

40. Any person becoming entitled to a share in consequence of the death, bankruptcy or insolvency of a member may, upon such evidence being produced as may from time to time properly be required by the directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before this death, bankruptcy or insolvency.

41. If the person so becoming entitled elects to be registered himself he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death insolvency or bankruptcy of the member had not occurred and the notice of transfer were a transfer signed by that member.

42. Where the registered holder of any shares dies or becomes bankrupt or insolvent his personal representative or the assignee of his estate, as the case may be, shall, upon the production of such evidence as may from time to time be properly required by the directors in that behalf, be entitled to the same dividends and other advantages, and to the same rights whether in relation to meetings of the corporation, or to voting or otherwise, as the registered holder would have been entitled to if he had not died or become bankrupt or insolvent; and where two or more persons are jointly entitled to any share in consequence of the death or insolvency or bankruptcy of the registered holder they shall, for the purpose of these Articles, be deemed to be joint holders of the share.

Alteration of Capital

43. The Company may from time to time by special resolution:

(a) increase its share capital by such sum to be divided into shares of such amount, or may increase the number of its shares of no-par value to such number, as the resolution shall prescribe; and

(b) increase its share capital constituted by shares of no-par value by transferring reserves or profits to the stated capital, with or without a distribution of shares, but any new shares shall be subject to the same provisions as to transfer, transmission and otherwise as the shares in the original capital.

44. The Company may, by special resolution:

(a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares, or consolidate and reduce the number of the issued shares of no par value;

(b) increase the number of its issued no-par value share without an increase of its stated capital;

(c) subdivide its existing shares or any of them into shares of smaller amount than is fixed by its memorandum;

(d) convert all of its fully paid up ordinary or preference share capital consisting of shares having a par value into stated capital constituted by shares of no-par value;

(e) convert its stated capital constituted either by ordinary or preference shares of no par value into share capital consisting of shares having a par value;

(f) cancel any shares which, at the date of the passing of the resolution, have not been taken by any person, or which no person has agreed to take;

(g) reduce its share capital, stated capital, any capital redemption fund or any share premium account in any manner and with, and subject to, any incident authorized, and consent required, by law;

(h) convert its issued preference shares into redeemable shares.

Conversion Rights and Anti-Dilution Protection

45. Each series of Preferred Shares shall be convertible at the option of the holders at any time into shares of Ordinary Shares, initially on a 1-for-1 basis at a conversion price equal to the Original Issue Price (as defined below) thereof ("Conversion Price"). All outstanding shares of series of Preferred Shares shall be automatically converted into Ordinary Shares, at the then applicable conversion rate, (i) immediately prior to the closing of a Qualified IPO or (ii) upon the affirmative vote of the holders of a majority of the outstanding shares of Preferred Shares, voting together as a single class on an as-converted basis.

46. If the Company offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other

disposition) any Company's shares or other equivalents entitling any person to acquire the Company's shares, at an effective price per share less than applicable Series B Original Issue Price or Series C Original Issue Price (as the case may be) (such lower price, the "Base Share Price" and such issuances collectively, a "Dilutive Issuance"), as adjusted hereunder (if the holder of the Company's shares or other equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive the shares at an effective price per share which is less than the applicable Series B Original Issue Price or Series C Original Issue Price (as the case may be), such issuance shall be deemed to have occurred for less than the applicable Series B Original Issue Price or Series C Original Issue Price (as the case may be)), the conversion price of Series B Preferred Shares and Series C Preferred Shares will be adjusted downward on a broad based weighted-average basis as calculated in the following formula:
$CP2 = CP1 \times [(A + B) \div (A + C)]$

Where:

(i) "CP2" shall mean the Conversion Price in effect immediately after such issue of Additional Shares;

(ii) "CP1" shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares;

(iii) "A" shall mean the number of Ordinary Shares outstanding and deemed outstanding immediately prior to such issue of Additional Shares (including all shares of outstanding Ordinary Shares, all Ordinary Shares issuable upon conversion of all securities convertible into Ordinary Shares and upon exercise of authorized options to purchase Ordinary Shares authorized prior to such issue (including the authorized and unissued Ordinary Shares reserved for issuance under the Company's option plan approved by the board of directors);

(iv) "B" shall mean the number of Ordinary Shares that would have been issued if such Additional Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1);

(v) "C" is defined as the number of Shares to be issued in the dilutive financing.

(vi) "Additional Shares" shall mean all Ordinary Shares and other securities of the Company convertible into Ordinary Shares issued (or deemed to be issued) by the Company after the adoption of this Article, other than the following events (each an "Exemption Event"): (i) Ordinary Shares issuable upon conversion of any of the Preferred Shares, or as a dividend or distribution on the Preferred Shares; (ii) securities issued upon the conversion of any debenture, warrant, option, or other convertible or exercisable security; (iii) securities issuable upon a share split, share dividend, or any subdivision of shares of the Company; (iv) Ordinary Shares (or options to purchase such shares of Ordinary Share) issued or issuable to employees, officers or directors of, or consultants to, the Company and its subsidiaries and Affiliates pursuant to any plan approved by the Board; (v) shares issued for any consideration other than cash; (vi) shares, warrants or other securities or rights issued or issuable to persons with collaboration, technology, license, development, equipment manufacturing, market or similar agreements or strategic partnership between such persons and the Company, as approved by the board of directors; (vii) securities issued or issuable to banks, equipment lessors pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the board of directors; (viii) shares issued pursuant to an initial public offering of the Company's equity securities or any other public offering of the Company's equity securities pursuant to an effective registration statement in any jurisdiction approved by the board of directors; and (ix) the issuance of securities in connection with a bode fide acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of share or otherwise, as approved by the board of directors.

Liquidation Preference

47. In the event of a liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the holders of each series of Preferred Shares shall be entitled to receive, prior and in preference to the holders of Ordinary Shares, the greater of (i) an amount per share equal to the respective Original Issue Prices per share thereof (a proportionately adjusted for any share splits, share dividends or similar recapitalizations) plus any declared but unpaid dividends; and (ii) the aggregate amount per share receivable by the holders of Preferred Shares on an as converted to Ordinary Shares basis. The holder(s) of Series C Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Company available for distributions to its members under this Article 47 before any payment shall be made to the holders of Series B Preferred Shares, Series A Preferred Share and Ordinary Shares. The holders of Series B Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Company available for distributions to its members under this Article 47 before any payment shall be made to the holders of Series A Preferred Share and Ordinary Shares.

Unless waived by the holders of a majority of the outstanding shares of Preferred Shares, voting together as a single class on an as-converted basis, a merger, consolidation or other transaction in which fifty percent (50%) of the outstanding voting power of the Companies transferred (other than a merger with the sole purpose for changing the domicile of the Company provided that all outstanding voting power, and rights, preferences and privileges of any and all holders of shares of Company remain unaffected) or a sale of all or substantially all of the assets of the Company and its subsidiaries will be deemed to be a liquidation of the Company ("Deemed Liquidation Event").

Information and Inspection Rights.

48. The Company shall deliver to the holder(s) of Series C Preferred Shares:
    (a) As soon as practicable, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, (i) an audited balance sheet as of the end of such year, (ii) audited statements of income and of cash flows for such year, and (iii) a statement of shareholders' equity as of the end of such year.
    (b) As soon as practicable, but in any event within forty five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and of cash flows, and a statement of shareholders' equity as of the end of such fiscal quarter;
    (c) As soon as practicable, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, a rolling twelve (12) months future cash forecast; and
    (d) Such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the holder(s) of Series C Preferred Shares may from time to time reasonably request.

    If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be both the consolidated financial statements of the Company and all such consolidated subsidiaries and standalone financial statements for each subsidiary.

General Meetings

49. Any director may whenever he thinks fit convene a general meeting, and general meetings shall be convened on such requisition or in default may be convened by such requisitionists as provided by the Act.

50. Subject to the provisions of the Act and these Articles relating to special resolutions and agreements for shorter notice, 14 days notice at the least, inclusive of the day for which notice is given specifying the place, the day and the hour of meeting and the general nature of the business to be considered thereat shall be given to such persons as are entitled to receive such notice from the Company.

Proceedings at General Meetings

51. Subject to these Articles, no business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Save as herein otherwise provided, 1 member holding more than 50 percent of the issued shares giving the right to attend and vote at general meetings or 2 members present shall be a quorum. For the purposes of these Articles "member" includes a person attending as a proxy or as representing a Company which is a member or as representing the committee, trustee or other person having the management of the estate of a person who is of unsound mind or whose person or estate is liable to be dealt with in any way under the law of Samoa relating to mentally-disordered persons.

52. Each series of Preferred Shares will be entitled to the number of votes equal to the number of shares of Ordinary Shares then issuable upon its conversion, and will vote together with the Ordinary Share and other Preferred Share on an as converted basis except as otherwise specified herein.

53. Notwithstanding anything in these Articles, subject to the Act, the Company shall not without first obtaining the approval of the holders of a majority of the outstanding shares of Preferred Shares, voting together as a single class on an as-converted basis, take any of the actions listed hereunder:

    (a) Alter or change the rights, preferences or privileges of the Preferred Shares so as to materially adversely affect such share.
    (b) Authorize or issue, or obligate itself to issue, any other equity security, including any other security

convertible into or exercisable for any equity security having a preference over the Preferred Shares, with respect to voting, dividends or upon liquidation.

(c) Pay or declare any dividend on any Ordinary Shares.

(d) Repurchase any shares of the Company's authorised share capital, except redemption or repurchase of Ordinary Shares from employees or consultants upon termination of their employment or service pursuant to agreements providing for such repurchase.

(e) Approve any merger, consolidation, sale of assets or other corporate reorganization or acquisition other than mergers that would result in a change of control of the Company.

(f) Approve the liquidation or dissolution of the Company.

(g) Issue more than 500,000 shares (or rights to acquire such shares) to officers, directors, employees or other person under any stock or option plans.

(h) Issue more than an aggregate of 1,000,000 shares (or rights to acquire such shares) to officers, directors, employees or others person under stock or option plans.

(i) Create any lien or encumbrance over any substantial assets of the Company.

(j) Enter into any transaction with John Hsuan, Soaring Turbo Limited or other Affiliate of the Company unless such transaction has been approved by disinterested directors.

54. Notwithstanding anything in this Agreement, subject to the Act, so long as Chaico holds 150,000 Series C Preferred Share, the Company will not, without the written consent of Chaico acting in the capacity of a holder Series C Preferred Shares, take any of the actions listed hereunder:

(a) Incur any expenditures with the invoice amount exceeding USD500,000.

(b) Incur any debt (other than such debt incurred in the ordinary course of business) over USD200,000 before the closing of the Series D equity financing of the Company.

55. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the directors may determine.

56. The chairperson, if any, of the board of directors shall preside as chairperson at every general meeting of the Company or if there is no such chairperson, or if he is not present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act, the members present shall elect one of their number to be chairperson of the meeting.

57. The chairperson may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

58. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by any member present in person, by representative or by proxy. Unless a poll is so demanded a declaration by the chairperson that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may be withdrawn.

59. If a poll is duly demanded it shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the chairperson directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded but a poll demanded on the election of a chairperson or on a question of adjournment shall be taken forthwith.

60. In the case of an equality of votes, whether on a show of hands or a poll, the chairperson of the meeting at which the show of hands takes place or at which the poll is demanded shall have a second or casting vote.

61. Subject to any rights or restrictions for the time being attached to any class or classes of shares, at meetings of members or classes of members each member entitled to vote may vote in person or be

represented and vote by proxy or by attorney and on a show of hands every person present who is a member or representative of a member shall have one vote, and on a poll every member present in person or by representative shall have one vote for each share he holds.

62. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

63. A member who is of unsound mind or whose person or estate is liable to be dealt with in any way under the law relating to mentally-disordered persons may be represented by and vote, whether on a show of hands or on a poll, by his committee or by his trustee or by such other person as properly has the management of his estate, and any such committee, trustee or other person may vote by representative or proxy.

64. No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

65. No objection shall be authorized to the qualification of any voters except at the meeting or adjourned meeting at which the vote object to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairperson of the meeting, whose decision shall be final and conclusive.

66. The instrument appointing a proxy shall be in writing, in the common or usual form, under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a Company, under seal or under the hand of an officer or attorney duly authorized. A proxy may but need not be a member of the Company. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

67. Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit.

Name of the International Company

I/We, [name] of [address] being a member/members of the abovenamed Company, hereby appoint of [name] of [address] or, failing him, [name] of [address], as my/our proxy to vote for me/us on my/our behalf at the general meeting of the Company to be held on the [ ] day of [ ] and at any adjournment thereof.

Signed this [ ] day of [ ].

This form is to be used *(in favour of against) the resolution.

* Strike out which is inappropriate (unless otherwise instructed, the proxy may vote as he thinks fit).

68. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a certified copy of that power or authority shall be deposited at the office of the Company, or at such other place as is specified for that purpose in the notice convening the meeting, not less than 2 days before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 2 days before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

69. A vote given in accordance with the terms of an instrument of proxy or attorney shall be valid despite the previous death or unsoundness of mind of the principal or revocation of the instrument or of the authority under which the instrument was executed, or the transfer of the share in respect of which the instrument is given, if no intimation in writing of such death, unsoundness of mind, revocation or transfer as aforesaid has been received by the Company before the commencement of the meeting or adjourned meeting at which the instrument is used.

70. A meeting of the members or any class thereof may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or video conferencing) which permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence at

such meeting.

71. A resolution in writing contain in the one instrument or in several instrument in like form signed by the members, holding together more than 75 percent of the voting rights of the shares having voting rights at a general meeting of the Company of which resolution notice has been given in the manner in which notices of general meetings should be given shall be as valid as a resolution or a special resolution passed at a general meeting of the Company.

Directors

72. The first directors shall be determined in writing by the subscribers to the Memorandum of Association. Thereafter, additional directors may be elected either by the members or the existing directors for such term as the members or the directors may determine.

73. Before the consummation of the Series C Preferred Shares financing under which 150,000 Series C Preferred Shares shall be issued to Chico ("Series C Preferred Shares Financing"), the size of the board of directors shall be comprised of three (3) members. So long as Wistron Corporation ("Wistron") holds no less than 25% of the Series B Preferred Shares issued, in the aggregate (or such number of equivalent shares of Ordinary Shares issued upon conversion of the Series B Preferred Shares), Wistron shall be entitled to elect one (1) member of the Company's board of directors ("Wistron Director").

Upon the consummation of the Series C Preferred Shares Financing, the size of the board of directors shall be comprised of five (5) members. So long as Wistron Corporation ("Wistron") holds no less than 25% of the Series B Preferred Shares issued, in the aggregate (or such number of equivalent shares of Ordinary Shares issued upon conversion of the Series B Preferred Shares), Wistron shall be entitled to elect one (1) member of the Company's board of directors ("Wistron Director"). So long as Chaico holds no less than 50% of the Series C Preferred Shares issued, in the aggregate (or such number of equivalent shares of Ordinary Shares issued upon conversion of the Series C Preferred Shares), Chaico shall be entitled to elect at least one (1) member of the Company's board of directors ("Chaico Director").

74. Subject to the provisions of these Articles, the directors shall have power at any time, and from time to time, to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors, but so that the total number of directors shall not at any time exceed the number fixed in accordance with the aforesaid article.

75. The Company may by ordinary resolution remove any director and may by ordinary resolution appoint another person in his stead. Notwithstanding the foregoing, a director elected or appointed pursuant to Article 73 may only be removed by the relevant group that is entitled to elect or appoint such director, but in the event that a member is entitled to appoint a director under Article 73, such director appointed may only be removed by the member that appointed the director as long as such member's right to appoint is not terminated; and any vacancies created by the resignation, removal or death of a director elected or appointed pursuant to Article 73 shall be filled pursuant to the provisions of Article 73 as the case may be.

76. The remuneration of the directors may be fixed or varied by the Company by ordinary resolution and shall be deemed to accrue from day to day; the directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors or of any committee of the directors or general meetings of the Company or in connection with the business of the Company.

77. The directors shall not be required to hold any shares in the Company unless the Company in general meeting resolves otherwise. A director may be a Company whether incorporated in Samoa or elsewhere and may act through a representative or delegate appointed from time to time by written notice lodged with the secretary.

78. The office of director shall become vacant if the director:

(a) ceases to be director by virtue of the Act;

(b) within Samoa or elsewhere is adjudged bankrupt or insolvent or makes any arrangement or compromise with his creditors generally;

(c) becomes prohibited from being a director by reason of any order made under the Act;

(d) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mentally-disordered persons;

(e) resigns his office by notice in writing to the Company.

Powers and Duties of Directors

79. Subject to any rights and restrictions for the time being attached to any shares, or as otherwise provided for in the Act and these Articles and subject further to a subsequent approval of the members as required by the Act and these Articles, the prior approval of the board of directors of the Company shall be obtained for the Company's taking any action regarding major corporate matters of the Company and major subsidiaries of the Company, including without limitation, (i) approving annual budget, (ii) incurring any capital expenditure in excess of twenty percent (20%) of annual budget, (iii) investment into other companies, (iv) designation or change of any C-level executives, (v) issuance of Employee Stock Ownership Plans ("ESOP") and issuance of shares pursuant to the ESOP, (vi) selection of underwriter for Qualified IPO, (vii) use of accounting firm other than PricewaterhouseCoopers, Deloitte & Touche, Ernst & Young and KPMG, (viii) execution of an loan agreement and (ix) provision of guarantee to any person.

80. Subject to these Articles, the business of the Company shall be managed by the directors who may pay all expenses incurred in promoting and incorporating the Company and may exercise all such powers of the Company as are not, by the Act or by these Articles required to be exercised by the Company in general meeting, subject to any of these Articles and to the provisions of the Act.

81. Subject to these Articles, the directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures and other securities whether outright or as security for any debt liability or obligation of the Company or of any third party.

82. Subject to these Articles, the directors may exercise all the powers of the Company in relation to any seal for use outside Samoa and in relation to branch registers and may provide for the establishment of branches of the Company outside Samoa in accordance with the provisions of the Act.

83. Subject to these Articles, the directors may from time to time by power of attorney appoint any Company, firm or person or body or persons to be the attorney or attorneys of the Company in accordance with the relevant provision of the Act.

84. Subject to these Articles, all cheques, promissory notes, drafts, bills of exchange and other negotiable instrument, and all receipts for money paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case maybe, in such manner as the directors from time to time determine.

85. The directors shall cause minutes to be made:

(a) of all appointments of officers;

(b) of the names of the directors present at all meetings of the Company and of the directors; and

(c) of all proceedings at all meetings of the Company and of the directors.

Such minutes shall be signed by the chairperson of the meeting at which the proceedings were held or by the chairperson of the next succeeding meeting.

86. All resolution in writing signed by members or directors pursuant to the provisions in that behalf contained in these Articles shall be entered in the minute book containing minutes of the meetings of the Company or of the directors respectively.

Proceedings of Directors

87. The directors may meet together to conduct of business, adjourn and otherwise regulate their meetings as they think fit. A director may at any time, and the secretary shall on the requisition of a director, summon a meeting of the directors.

88. Subject to these Articles, questions arising at any meeting of directors shall be decided by a majority of

votes and a determination by a majority of directors shall for all purposes be deemed a determination of the directors. In case of an equality of votes the chairperson of the meeting shall have a second or casting vote.

89. Subject to these Articles, any director with the approval of the directors may appoint any person, whether a member of the Company or not, to be alternate or substitute director in his place during such period as he thinks fit. Any person while he so holds office as an alternate or substitute director shall be entitled to notice of meetings of the directors and to attend and vote thereat accordingly, and to exercise all the powers of the appointor in his place. An alternate or substitute director shall not be required to hold any share qualification, and shall ipso facto vacate office if the appointor vacates office as a director or removes the appointee from office. Any appointment or removal under this Article shall be effected by notice in writing under the

hand of the director making the same.

90. The quorum necessary for the transaction of the business of the directors may be fixed by the directors; but until so fixed it shall be two except where there is only one director appointed when the quorum shall be one.

91. Subject to these Articles, the directors may act despite any vacancy in their body or failure to appoint the total number of directors fixed by or under these Articles but, if and so long as their number is less than the number fixed by or under these articles the necessary quorum of directors or director may act for the purpose of increasing the number of directors to that number or of summoning a general meeting of the Company, but for no other purposes.

92. The directors may elect a chairperson of their meeting and determine the period for which he is to hold office, but if no such chairperson is elected, or if at any meeting the chairperson is not present within 15 minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be chairperson of the meeting.

93. The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

94. A committee may elect a chairperson of its meetings; if no such chairperson is elected, or if at any meeting; if no such chairperson is elected, or if at any meeting the chairperson is not present within 14 minutes after the time appointed for holding the meeting, the members present may choose one of their number to be chairperson of the meeting.

95. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the chairperson shall have a second or casting vote.

96. All acts done by any meeting of the directors or of a committed of directors or by any person acting as a director shall, notwithstanding that it is discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified or had never been qualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

97. A resolution in writing, signed by all the directors for the time being entitled to receive notice of a meeting of the directors, shall be as valid and effectual as if it had been passed at a meeting of the directors duly convened and held. Any such resolution may consist of several documents in like form, each signed by one or more directors.

Managing Directors

98. Subject to these Articles, the directors may from time to time appoint one or more of their body to the office of managing director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke any such appointment but such appointment shall be automatically determined if the appointee ceases from any cause to be a director.

99. Subject to these Articles, a managing director shall, subject to the terms of any agreement entered into in any particular case, receive such remuneration, whether by way of salary, commission or participation

on profits, or partly in one way and partly in another, as the directors may determine; subject to confirmation by the Company by ordinary resolution at the next general meeting.

100. Subject to these Articles, the directors may entrust to and confer upon a managing director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of those powers.

Resident Directors

101. Subject to these Articles, the directors may appoint a resident director of the Company for such term and at such remuneration and upon such conditions as the other directors and the resident director agree. The appointment of any such resident director may be revoked by the directors.

Resident Secretary

102. Subject to these Articles, the resident secretary may, in accordance with the Act, be appointed by the directors for such term, and upon such conditions as the directors and the resident secretary shall agree. The directors may appoint a general secretary or other secretaries in addition to the resident secretary and subject to the Act fix their respective duties and functions. Any secretary may be removed by the directors subject to the provisions of the Act.

Seal

103. The directors shall provide for the safe custody of the seal, which shall be used only by the authority of the directors or of a committee of the directors authorized by the directors in that behalf, and every instrument to which the seal is affixed shall be signed by or on behalf of a director or by some other person appointed by the directors for the purpose.

Accounts

104. The directors shall cause proper accounting and other records to be kept and shall distribute copies of profit and loss accounts, balance-sheets and such other statements or documents as required by the Act and shall from time to time determine whether and to what extent and at what times and places and under what conditions the accounting and other records of the Company or any of them shall be open to the inspection of members not being directors, and no member, not being a director, shall have any right of inspecting any account or book or paper of the Company except as conferred by any written law or authorized by the directors or by the Company in general meeting.

Dividends and Reserves

105. Subject to these Articles, the directors may declare dividends.

106. The holders of Series C Preferred Shares shall be entitled to receive noncumulative dividends, when, as and if declared by the Board of Directors, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Series B Preferred Shares, the Series A Preferred Shares and Ordinary Shares, at the rate of six percent (6%) per annum per share of the Original Issue Price on each outstanding Series C Preferred Share then held by them; payable when, as and if declared by the Board of Directors. No dividends shall be made with respect to the Series B Preferred Shares or the Series A Preferred Shares or Ordinary Shares until all declared dividends on the Series C Preferred Shares have been paid to the holders of Series C Preferred Shares. For any other dividends or distributions, the Series C Preferred Shares shall participate on an as-converted basis.

107. The holders of Series B Preferred Shares shall be entitled to receive noncumulative dividends, when, as and if declared by the Board of Directors, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Series A Preferred Shares and Ordinary Shares, at the rate of six percent (6%) per annum per share of the Original Issue Price on each outstanding Series B Preferred Share then held by them; payable when, as and if declared by the Board of Directors. No dividends shall be made with respect to the Series A Preferred Shares or Ordinary Shares until all declared dividends on the Series B Preferred Shares have been paid to the holders of Series B Preferred Shares. Dividends are not cumulative. For any other dividends or distributions, the Series B Preferred Shares shall participate on an as-converted

basis.

108. Subject to these Articles, the directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company.

109. No dividends shall be paid otherwise than out of profits and an authorized capital surplus arising on the revaluation of authorized fixed assets shall not be treated as a profit for this purpose. No dividend shall bear interest against the Company.

110. The directors may, before declaring any dividend, set aside out of the profits of the Company such sums as they think proper as reserves which shall, at the discretion of the directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending any such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit. The directors may also without placing the same to reserve carry forward any profits which they may think prudent not to distribute.

111. Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid but if any share is issued on terms providing that it shall rank for dividend as from a particular date that share shall rank for dividend accordingly.

112. The directors may deduct from any dividend payable to any member all sums of money, if any, presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

113. Any dividend may be paid wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture share of the Company or of any other Company or in any one or more of such ways and, where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient, and fix the value for distribution of such specified assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustee as may seem expedient to the directors.

114. Any dividend, interest or other money payable in cash in respect of registered shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one or more joint holders may give effectual receipts for any dividends, bonuses or other money payable in respect of the shares held by them as joint holders.

Purchase of Own Shares

115. The Company may by passing a special resolution purchase its own shares in any manner permitted by the Act.

Capitalisation of Profits

116. The directors may resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution, among the members who would have been entitled thereto if distributed by way of dividend and in the same proportion, on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and among such members in the proportion aforesaid or partly in the one way and partly in the other.

117. Whenever such a resolution as aforesaid shall have been passed the directors shall make all appropriations and applications of the undivided profits resolved to be capitalized thereby, and all allotments and issues of fully paid shares or debentures, if any and generally shall do all acts and things required to give effect

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thereto, with full power to the directors to make such provision by the issue of fractional certificates by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorize any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or as the case may require, for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalized, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

Notices

118. A notice may be given by the Company to any member either personally or by sending it by post to him at his registered address. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting, by airmail if appropriate, a letter containing the notice and to have been effected 10 days after the date of its posting.

119. A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

120. A notice may be given by the Company to the persons entitled to a share in consequence of the death, bankruptcy or insolvency of a member by sending it through the post in a prepaid letter, by airmail if appropriate addressed to them by name or by the title of representatives of the deceased or assignee or trustee of the bankrupt or insolvent or by a like description at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or, until such an address has been so supplied, by giving the notice in any manner in which the same might have been given if the death, bankruptcy or insolvency had not occurred.

121. (1) Notice of every general meeting shall be given in any manner hereinafter authorized to:

(a) every member, other than holders of share warrants, except those members who have not supplied to the Company an address for the giving of notices to them;

(b) every person entitled to a share, other than a share warrant, in consequence of the death, bankruptcy or insolvency of a member, who but for his death, bankruptcy or insolvency would be entitled to receive notice of the meeting; and

(c) the auditor for the time of the Company;

(2) Subject to the provisions of paragraph (3) of this Article, no other person shall be entitled to receive notices of general meetings.

(3) If pursuant to the terms of issue thereof there is endorsed on any share warrant issued by the Company a statement that notices of general meetings of the Company shall be advertised in a particular manner notices of all general meetings shall while any such warrant is outstanding also be given by advertisement in such manner.

Winding-up

122. Subject to these Articles, if the Company is wound up the liquidator may divide amongst the members in kind the whole or any part of the assets of the Company, whether they consist of property of the same kind or not, and may for that purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between the members or different classes of members. The liquidator may vest the whole or any part of any such assets in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

Indemnity

123. Every director, managing director, agent, auditor, secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given is his favour or in

which he is acquitted or in connection with any application under the Act in which relief is granted to him by the Court or Registrar in respect of any negligence, default, breach of duty or breach of trust.

Amendment of Articles

124. The Company may by a special resolution of members or by a resolution of directors amend its Articles of Association.

EXHIBIT B

Wire Instruction

Bank account of the Company
Bank: Taipei Fubon Commercial Bank
SWIFT Code: TPBKTWTP
Bank Address: 6F., No.169, Sec. 4, Ren'ai Rd., Da'an Dist., Taipei City 106, Taiwan
Beneficiary A/C No: 560-180051088
Beneficiary A/C Name: Hukui Biotechnology Corporation. 互貴生物科技股份有限公司
Telephone No. of Beneficiary: +886-2-2731-3738

EXHIBIT C

Capitalization Tables
Pre Financing

	Ordinary Shares	Preferred	TOTAL	%
Ordinary Shares				
John Hsuan	120,000			
Michael Kuo	30,000			
Soaring Turbo Limited	562,500			
Chen, Chiun-Hsiou	37,500			
Total Common:			750,000	22.86%
Series A Preferred Shares ($750,000 at $1/Share)				
-- Investors		750,000		
Total Series A Preferred Shares:			750,000	22.86%
Series B Preferred Shares ($3,000,000 at $3/Share)				
-- Investors		1,000,000		
Total Series B Preferred Shares:			1,000,000	30.47%
Series B Preferred Shares ($2,500,000 at $3.2/Share)				
-- Investors (purchasers)				
Chaico Investment Corporation		468,750		
John Hsuan		312,500		
Total Series B Preferred Shares:			781,250	23.81%
TOTAL	750,000	2,531,250	3,281,250	100%

Capitalization Tables
Post Financing

	Ordinary Shares	Preferred	TOTAL	%
Ordinary Shares				
John Hsuan	120,000			
Michael Kuo	30,000			
Soaring Turbo Limited	562,500			
Chen, Chiun-Hsiou	37,500			
Total Common:			750,000	21.36%
Series A Preferred Shares ($750,000 at $1/Share)				
-- Investors		750,000		
Total Series A Preferred Shares:			750,000	21.36%
Series B Preferred Shares ($3,000,000 at $3/Share)				
-- Investors		1,000,000		
Total Series B Preferred Shares:			1,000,000	28.48%
Series B Preferred Shares ($2,500,000 at $3.2/Share)				
-- Investors		781,250		
Total Series B Preferred Shares:			781,250	22.25%
Series C Preferred Shares ($3,500,000 at $10/Share)				
-- Investor (Purchaser)				
Chaico Investment Corporation		150,000		
Genufood Energy Enzymes Corp		80,000		
Total Series C Preferred Shares:			**230**,000	6.55%
TOTAL	750,000	2,761,250	3,511,250	100%

EXHIBIT D

1. Hukui Biotechnology Consultant (Dong Guan) Corporation
2. Hukui Technology Corporation
3. Hukui Biotechnology Corporation (Taiwan)
4. Chongqing TXK Biotech Trading Corporation
5. Dongguan YinTai Trading Corporation

EXHIBIT E

Milestones

Tranche	Milestones
Initial Tranche Milestones	The Company has delivered executed copies of Series C Preferred Share Subscription Agreement in the amount of at least US$3,500,000 from Chaico Investment Corporation satisfactory to the Purchaser and to be closed concurrently with the Purchaser.
Second Tranche Milestones	By June 30, 2021, i. the Company has successfully procured at least four (4) CMO and/or OEM contracts to be executed with its customers and/or strategic partners, and ii. the contract value of the CRO, CMO and OEM contracts signed by the Company between January 1, 2020 and June 30, 2021 is not less than US$2,000,000.
Third Tranche Milestones	By June 30, 2022, i. the Company has successfully procured at least eight (8) CMO and/or OEM contracts to be executed with its customers and/or strategic partners, and ii. the revenue of the CRO, CMO and OEM contracts signed by the Company between July 1, 2021 and June 30, 2022 is not less than US$2,000,000.